Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of October 23, 2017, by and among ViewRay, Inc., a Delaware corporation (the “Company”), and Strong Influence Limited, a British Virgin Islands corporation (the “Investor”) and Fosun International Limited, a company organized under the laws of Hong Kong (the “Guarantor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Guarantor desires to guarantee the obligation of the Investor to pay the Purchase Price (as hereinafter defined) upon the terms described herein;

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of 6,566,843 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, at the Closing (as hereinafter defined), the Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 6,566,843 shares of Common Stock (the “Shares”);

WHEREAS, contemporaneously with the offering of the Shares, the Company is offering shares of Common Stock to certain other investors (the “Other Offering”); and

WHEREAS, immediately after the Closing and the closing of the Other Offering, the Investor shall own 9.9% of the total outstanding shares of Common Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Investor and the Guarantor agree as follows:

ARTICLE 1

DEFINITIONS

1.1    Definitions.    In addition to the terms elsewhere in this Agreement, the following terms have the meanings indicated:

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by applicable law to remain closed.

“Change of Control Transaction” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, Common Stock representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities or interests of the Company’s directly or indirectly owned Subsidiaries) or (c) the exclusive licensing of substantially all of the Company’s intellectual property.

“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authorization; Enforcement), 4.5 (Valid Issuance) and 4.6 (Capitalization).

“Effective Date” means the date and time as of which the S-3 Registration Statement was declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official (including any court, tribunal or arbitral body) and any political subdivision thereof (including any authority or political subdivision in the People’s Republic of China such as the National Development and Reform Commission, the Ministry of Commerce and the State Administration for Foreign Exchange and any of their respective local branches).

“Investor Group” means the Investor and its affiliates and associates (as such terms are defined in Rule 12b-2 of the Exchange Act).

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“Lien” means, with respect to any asset, any pledge, lien, collateral assignment, security interest, encumbrance, right of first refusal, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or adverse claim of title.

“Material Adverse Effect” means any of (a) a material adverse effect on the validity or enforceability of this Agreement, (b) a material adverse effect on the condition (financial or otherwise), earnings, operations, assets, liabilities, business or properties of the Company and its Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform its obligations under this Agreement or the Registration Rights Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, a government or any department, subdivision or agency thereof, or other entity of any kind.

“Subsidiary” means any direct or indirect subsidiary.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC or any successor transfer agent for the Company.

ARTICLE 2

PURCHASE AND SALE

2.1    Purchase and Sale of the Shares.    Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 6,566,843 Shares for an aggregate purchase price of $39,072,715.85 (the “Purchase Price”).

ARTICLE 3.

CLOSING AND DELIVERY

3.1    Closing.    The closing (the “Closing”) of the purchase and sale of the Shares shall take place on the date of this Agreement at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California, (such date of the Closing, the “Closing Date”).

3.2    Purchase of the Shares at the Closing.    At the Closing, (a) the Investor shall deliver or cause to be delivered to the Company the aggregate Purchase Price in U.S. dollars in immediately available funds by wire transfer to the Company’s account, (b) the Company shall either (i) deliver to the Investor evidence of a book entry position evidencing the Shares or (ii) issue one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, representing the number of Shares purchased by the Investor at the Closing against payment of the Purchase Price and (c) each of the Company and the Investor shall execute and deliver to each other a registration rights agreement (the “Registration Rights Agreement”).

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ARTICLE 4

REPRESENTATIONS, WARRANTIES OF THE COMPANY

Except as otherwise described in the SEC Documents (as defined below) or in the Schedule of Exceptions delivered to the Investor concurrently with this agreement (the “Schedule of Exceptions”), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants to the Investor as follows:

4.1    Organization and Qualification.    The Company and each of its material Subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

4.2    Authorization; Enforcement.    The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

4.3    No Conflicts.    The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or by-laws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement to which the Company or any material Subsidiary is a party or by which any property or asset of the Company or any material Subsidiary is bound or affected; or (iii) result in a violation of any applicable law, except, in the case of clause (ii) or (iii), to the extent that such conflict or violation has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4    Governmental Authorization.    The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no approval or action by or filing with or notice to any Governmental Authority.

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4.5    Valid Issuance.    The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

4.6    Capitalization.

(a)    The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the date hereof, there were no shares of Preferred Stock issued and outstanding and there were 59,071,653 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that there are 10,980,832 shares of Common Stock reserved for issuance pursuant to the Company’s 2008 Stock Option and Incentive Plan, 2015 Equity Incentive Plan (the “2015 Plan”) and 2015 Employee Stock Purchase Plan (the “ESPP”) (as well as any automatic increases in the number of shares of the Company’s Common Stock reserved for future issuance under the 2015 Plan and ESPP) and outstanding warrants to purchase an aggregate of 3,428,248 shares of Common Stock. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, and except pursuant to the Other Offering, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Shares pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any person or result in the triggering of any anti-dilution rights.

(b)    Immediately following the Closing and the closing of the Other Offering, the Shares will represent 9.9% of the total outstanding shares of Common Stock.

4.7    SEC Documents; Financial Statements.    The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, since January 1, 2017. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission since January 1, 2017 (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact

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required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Deloitte & Touche LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

4.8    Registration Statement.    A registration statement on Form S-3 (No. 333-217416), including a form of prospectus (the “S-3 Registration Statement), relating to the Shares has been filed with the Commission and has been declared effective. On the Effective Date of the S-3 Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the S-3 Registration Statement and related prospectus each conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.9    Compliance.    Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (a) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, Health Insurance Portability and Accountability Act of 1996, as amended by Health Information Technology for Economic and Clinical Health Act, or HIPPA, Export Administrations Act of 1979, Arms Export Contract Act, 35 U.S.C. Chapter 18, similar laws of other federal and state governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (b) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (c) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), or any other federal and state governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (d) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement,

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investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA, or similar governmental entity with respect to a Company Product; (e) the Company has not received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (f) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

4.10    Intellectual Property.    Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (a) the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all of the Company’s patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Documents to be conducted, (b) to the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company, and there is no infringement by third parties of any Company Intellectual Property (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, challenging the validity or scope of any Company Intellectual Property or that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others and (d) the Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

4.11    Litigation.    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.12    Taxes.    The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents) and has paid all taxes required to be

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paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents

4.13    No Material Adverse Change.    Since June 30, 2017, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, material contracts or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.

4.14    Voting Agreements.    Except for the stockholders’ agreement, dated as of January 13, 2017, between and among the Company and the stockholders named therein, there are no shareholder agreements, voting agreements or other similar arrangements with respect to the voting of the Company’s capital stock (i) to which the Company is a party or (ii) to the knowledge of the Company, between or among any of the Company’s stockholders.

4.15    Price of Common Stock.    The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

4.16    Brokers.    Neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder or other Person in similar capacity in connection with the transaction contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR AND THE GUARANTOR

The Investor hereby represents and warrants to the Company as follows:

5.1    Organization and Qualification.    The Guarantor and the Investor are each an entity duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its incorporation or organization (as applicable). The Investor is an indirect wholly-owned Subsidiary of the Guarantor. The Guarantor is a company organized under the laws of Hong Kong and listed on the Stock Exchange of Hong Kong Limited.

5.2    Authorization; Enforcement.    The execution, delivery and performance by the Investor and the Guarantor of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Investor and the Guarantor and have been duly authorized by all necessary corporate action on the part of the Investor and the Guarantor. This Agreement has been duly executed and delivered by the Investor and the Guarantor and constitutes a legal, valid and binding agreement of each of them, enforceable against each of them in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

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5.4 Governmental Authorization. The execution, delivery and performance by the Investor and the Guarantor of this Agreement and the consummation of the transactions contemplated hereby require no approval or action by or filing with or notice to any Governmental Authority.

5.5 No Public Sale or Distribution. The Investor is acquiring the Shares not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Shares to or through any Person.

5.6 Broker Fees. Neither the Investor nor the Guarantor has employed any broker, investment banker, finder or other Person in a similar capacity in connection with this Agreement or the transactions contemplated hereby.

5.7 Ownership of Company Securities. As of the date of this Agreement, the Investor (together with any member of the Investor Group) beneficially owns 111,132 shares of Common Stock, and does not own any other equity or voting securities of the Company, or any options, warrants or other rights to acquire equity or voting securities of the Company or any other securities convertible into equity securities of the Company.

5.8 Financing. At the Closing, the Investor will have sufficient cash of immediately available U.S. Dollars to enable it to make payment of the Purchase Price.

5.9 Experience of the Investor and the Guarantor. Each of the Investor and the Guarantor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of

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such investment prior to entry into this Agreement. Each of the Investor and the Guarantor understands that it must bear the economic risk of this investment in the Shares, and is able to bear such risk and is able to afford a complete loss of such investment. Each of the Investor and the Guarantor is, and will continue to be, solely responsible for making its own independent analysis of and investigations into the status, creditworthiness, prospects, business, operations, assets and condition of the Company and its Subsidiaries and for making its own decision as to the purchase of, or the taking of any action in connection with, the Shares.

5.10 Access to Information. Each of the Investor and the Guarantor acknowledges that it has had the opportunity to review this Agreement and all publicly available records and filings by the Company, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each of the Investor and the Guarantor also acknowledges that the Company would not enter into this transaction in the absence of the Investor’s representations and acknowledgments set forth under Section 5.10 and this Section 5.11 and that these provisions, including such representations and acknowledgments, are a fundamental inducement to the Company, and that the Company would not enter into this transaction but for this inducement.

ARTICLE 6

OTHER AGREEMENTS OF THE PARTIES

6.1 Lock-Up. The Investor hereby agrees not to sell, transfer or otherwise dispose of, directly or indirectly, any Shares (including by entry into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Shares) until 180 days after the Closing Date, except: (i) in connection with, or after the closing of, a Change of Control Transaction; (ii) a transfer to an Affiliate of the Investor that is organized under the laws of any state in the United States of America, provided such Affiliate agrees in writing to be bound by the terms of Sections 6.1 and 6.2 hereunder; (iii) a transfer to an Affiliate of the Investor that is not organized under the laws of any state in the United States of America, provided that the Company provides prior written consent to such transfer (such consent not to be unreasonably withheld), and provided such Affiliate agrees in writing to be bound by the terms of Sections 6.1 and 6.2 hereunder; (iv) with prior Board approval; or (v) upon a final non-appealable order issued by a Governmental Authority in the United States of America or the People’s Republic of China.

6.2 Standstill. The Investor agrees that from the date hereof and until one year following the date hereof (the “Standstill Period”), it will not, and will also ensure that no member of the Investor Group nor any Person acting on behalf of or in concert with the Investor nor any member of the Investor Group, will directly or indirectly, without the prior written

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consent of the Company: (i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities that (taken together with all Shares and other voting securities held by the Investor Group) exceeds 19.9% of the then outstanding shares of Common Stock; (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries; (iii) initiate, encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the Commission to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company; (iv) file with the Commission a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its stockholders that would be required to be filed with the Commission pursuant to Rule 14a-12 or other provisions of the Exchange Act; (v) except as set forth in Sections 6.3 or 6.4, nominate or recommend for nomination a Person for election at any stockholder meeting at which directors of the Company’s board of directors are to be elected; (vi) submit any stockholder proposal for consideration at, or bring any other business before, any Company stockholder meeting; (vii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; (ix) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the stockholders of the Company; (x) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company; (xi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or (xii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing.

6.3 Observer Right. As long as the Investor and its Affiliates collectively beneficially own at least 90% of the Shares purchased by them under this Agreement and do not have a representative on the Board, the Company shall invite one representative of the Investor (or an Affiliate of the Investor) (the “Observer”) to attend all meetings of the Board in a nonvoting observer capacity and, concurrently with the delivery to the members of the Board, give to such Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Board shall have a right to approve the Observer (such approval not to be unreasonably withheld or delayed); provided, further, that the Observer executes and delivers to the Company a customary confidentiality agreement prior to attending any Board meetings or receiving any such materials. If the Board does not approve of any Observer, then the Investor may select another individual for Board approval until an Observer is approved.

6.4 Director Nomination Request Right. At any time following the Closing that the Investor and its Affiliates collectively beneficially own at least 15% of the then outstanding shares of Common Stock, the Investor may, by written notice to the Company, request that one individual (the “Investor Nominee Director”) be appointed to the Board as a director of the Company. Such request (a) may not be made more than once and (b) may not be made on or after the first date that the Investor and its Affiliates cease to collectively beneficially own at least 90% of the Shares purchased by them under this Agreement. The Company shall use its reasonable best efforts to appoint the Investor Nominee Director to the Board within sixty (60)

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days of the Company’s receipt of such request; provided, however, that the Investor Nominee Director executes and delivers to the Company a customary confidentiality agreement prior to attending any Board meetings or receiving any related materials. In the event the Investor Nominee Director refuses or is unable to serve on the Board, the Investor shall be entitled to recommend any other individual to the Board as a director, appointment of which individual shall be subject to approval by the Board (which such approval shall not be unreasonably withheld or delayed). If the Board does not approve of any Investor Nominee Director, then the Investor may select another individual for Board approval until an Investor Nominee Director is approved. In furtherance of the foregoing, the Company shall include the name of the Investor Nominee Director (or any replacement nominee approved by the Board) in the solicitation of proxies for election of directors for the next annual meeting of the Company, and shall not be required to include such individual’s name for any annual meeting thereafter.

6.5 Publicity; Press Releases. No later than the Business Day immediately following the execution of this Agreement, the Company will issue a press release disclosing the transactions contemplated by this Agreement. The Company and the Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and the Company and the Investor shall not issue any such press release or otherwise make any such public statement or filing in connection with the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except if such disclosure is required by applicable law (including the rules of any applicable stock exchange), in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or communication, and an opportunity to review such public statement, filing or communication.

6.6 Confidentiality After the Date Hereof. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.7 Securities Laws Disclosure. The Company will timely and no later than four (4) Business Days from the date of this Agreement file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith).

ARTICLE 7

GUARANTEE.

7.1 Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company, as the primary obligor and not merely as surety, the due and timely observance, payment (to the extent applicable), performance and discharge of the Investor’s obligations under this Agreement (the “Obligations”), including without limitation the payment of the Purchase Price at the Closing. If the Investor fails to perform any of the Obligations when due pursuant to the terms of this Agreement, then the Guarantor’s liabilities to the Company hereunder in respect of such Obligations shall, at the Company’s option, become immediately

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due and the Company may at any time and from time to time, at the Company’s option, take any and all actions available hereunder or under applicable law in respect of such Obligations, including, if applicable, collecting the Purchase Price from the Guarantor. In furtherance of the foregoing, the Guarantor acknowledges that the Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor in respect of the Obligations, regardless of whether any action is brought against the Investor.

ARTICLE 8

INDEMNIFICATION

8.1 Indemnification by the Company. From the Closing Date until the one year anniversary of the Closing Date (except indemnification for inaccuracies in the Company Fundamental Representations, which shall not be subject to such time limit), the Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the any federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

ARTICLE 9

MISCELLANEOUS

9.1 Fees and Expenses. Each party shall bear its own costs and expenses in connection with entry into this Agreement and the transactions contemplated hereby, including attorneys’ fees. The Company shall pay any transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares.

9.2 Waiver of Standstill. The Company hereby waives the application of Section 9 of the Confidentiality and Standstill Agreement dated September 17, 2017 between the Company and Fosun Industrial Holdings Limited (the “CSA”) solely with respect to the purchase by the Investor of the Shares pursuant to this Agreement.

9.3 Entire Agreement. This Agreement and the other documents delivered in connection herewith, including the Registration Rights Agreement and the Schedule of

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Exceptions, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters (except for any confidentiality obligations of the Investor or its Affiliates pursuant to the CSA).

9.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so received in the case of mail or courier, and addressed as follows:

Notices for the Company:

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

Attention: Chris A. Raanes, CEO

Facsimile: 800-417-3459

Email: craanes@viewray.com

and

815 E Middlefield Rd,

Mountain View, CA 94043

Attention: Chris A. Raanes, CEO

Facsimile: 800-417-3459

Email: craanes@viewray.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real, Menlo Park, CA 94025

Attention: Alan Denenberg

Facsimile: 650-752-2111

Email: alan.denenberg@davispolk.com

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Notices for the Investor:

2101 ICBC Tower

3 Garden Road

Central, Hong Kong.

Attention: Angel Sze, Company Secretary

Facsimile: +852-2509-9028

Email: angelsze@fosun.com

Notices for the Guarantor:

2101 ICBC Tower

3 Garden Road

Central, Hong Kong.

Attention: Angel Sze, Company Secretary

Facsimile: +852-2509-9028

Email: angelsze@fosun.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

Attention: Paul P Chen

Facsimile: 415-659-7348

Email: paul.chen@dlapiper.com

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

9.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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The parties acknowledge and agree that: (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting; and (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Guarantor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. With the consent of the Company, which shall not be unreasonably withheld, the Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided, that the Investor may assign any or all rights under this Agreement to an Affiliate of the Investor without the consent of the Company, and provided, further: (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment; (ii) the Company is furnished with written notice of the name and address of such transferee or assignee; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, unless such disposition was made pursuant to an effective registration statement or an exemption under the Securities Act; (iv) such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of each of the Transaction Documents that apply to the Investor; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.9 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto irrevocably: (i) consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) or the matters contemplated by this Agreement; (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons; and (iii) waives and covenants not to assert or plead any objection it may now or hereafter have, to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, all to the fullest extent permitted by applicable law. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3. Nothing in this Section 9.8 however, shall affect the right of any party to serve legal process in any other manner permitted by law.

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9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.11 Survival. The representations and warranties contained herein shall survive the Closing. The agreements and covenants contained herein shall survive the Closing in accordance with their respective terms.

9.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.13 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, illegality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14 Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

9.15 Remedies; Specific Performance. The rights and remedies of the parties shall be cumulative (and not alternative). The parties agree that irreparable damage would occur if any

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provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Transaction Documents or to enforce specifically the performance of the Transaction Documents, in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

[Signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

ViewRay, Inc.

By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer

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Investor:

Strong Influence Limited

By:	/s/ Kevin Xie
Name: Kevin Xie
Title: Managing Director

Guarantor:

Fosun International Limited

By:	/s/ Kevin Xie
Name: Kevin Xie
Title: Managing Director

[Signature page to Securities Purchase Agreement]